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                                                                    Exhibit 5.1

                             Hogan & Hartson L.L.P.
                      111 South Calvert Street, Suite 1600
                            Baltimore, Maryland 21202



                                January 18, 2001


Board of Directors
CIENA Corporation
1201 Winterson Road
Linthicum, MD 21090

Ladies and Gentlemen:

        We are acting as counsel to CIENA Corporation, a Delaware corporation (the "Company"), in connection with the Company's registration statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission relating to the proposed public offering of up to $1,500,000,000 in aggregate principal amount or value of one or more series of senior or subordinated debt securities (the "Debt Securities"), shares of common stock, par value $.01 per share (the "Common Stock"), shares of preferred stock, par value $.01 per share (the "Preferred Stock"), warrants to purchase Common Stock or Preferred Stock (the "Warrants") or depositary shares representing interests in Preferred Stock (the "Depositary Shares"). The Debt Securities, the Common Stock, the Preferred Stock, the Warrants and the Depositary Shares are herein referred to as "Securities." The Securities may be offered and sold by the Company from time to time as set forth in the prospectus which forms a part of the Registration Statement (the "Prospectus"), and as to be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

        For purposes of this opinion letter, we have examined copies of the following documents:

        1.      An executed copy of the Registration Statement.

        2. The Third Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware on January 16, 2001 and by the Secretary of the Company on the date hereof as then being complete, accurate and in effect (the "Certificate of Incorporation").

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CIENA Corporation
January 18, 2001
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        3.      The Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect (the "Bylaws").

        4. Resolutions of the Board of Directors of the Company adopted by written consent on January 14, 2001, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to the filing by the Company of the Registration Statement and related matters.

        In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). As to matters of fact relevant to the opinions expressed herein, we have relied on the representations and statements of fact made in the aforesaid documents. We have also independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.
        For purposes of this opinion letter, we have assumed that

        (i) the issuance, sale, amount, and terms of the Securities to be offered from time to time will be duly authorized and established by proper action of the Board of Directors of the Company, consistent with the procedures and terms described in the Registration Statement (each, a "Board Action") and in accordance with the Certificate of Incorporation, Bylaws and applicable Delaware law;

        (ii) any Debt Securities will be issued pursuant to an Indenture entered into by the Company and duly qualified trustee (the "Trustee");

        (iii) any Warrants will be issued under one or more warrant agreements (each, a "Warrant Agreement"), each to be between the Company and a financial institution identified therein as a warrant agent (each, a "Warrant Agent");


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CIENA Corporation
January 18, 2001
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        (iv)    prior to the issuance of shares of Preferred Stock or Securities convertible into or exchangeable for Preferred Stock, including Depositary Shares, an appropriate Certificate of Designation relating to a class or series of the Preferred Stock to be issued will have been duly authorized and adopted and filed with the Secretary of State of the State of Delaware (the
                "Certificate of Designation"); and

        (v) any Depositary Shares will be issued by the Depositary (as defined below) under one or more deposit agreements (each, a "Deposit Agreement"), each to be between the Company and a financial institution identified therein as the depositary (each, a "Depositary").

        This opinion letter is based as to matters of law solely on applicable provisions of the following, as currently in effect: (i) the Delaware General Corporation Law, as amended, and (ii) as to the opinions given in paragraphs
(a), (d) and (e), New York contract law (but not including any statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of the State of New York). We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term "Delaware General Corporation Law, as amended" includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

        Based upon, subject to and limited by the foregoing, we are of the opinion that:

        (a) following (i) effectiveness of the Registration Statement, (ii) due execution and delivery of an applicable Indenture by the Company and the Trustee named therein, (iii) final action of the Board of Directors duly authorizing the issuance of any series of Debt Securities, the terms of which have been duly established in accordance with the provisions of the Indenture,
(iv) due authentication by the Trustee, and (v) due execution and delivery of such Debt Securities on behalf of the Company against payment therefor in accordance with the terms of such Board Action, any applicable underwriting agreement or purchase agreement, the Indenture and any applicable supplemental indenture, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
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CIENA Corporation
January 18, 2001
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        (b)     following (i) final action of the Board of Directors of the
Company authorizing an issuance of Common Stock, (ii) effectiveness of the Registration Statement, (iii) issuance and delivery of certificates for Common Stock against payment therefor in accordance with the terms of such Board Action and any applicable underwriting agreement or purchase agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, or upon the exercise of any Warrants for Common Stock in accordance with the terms thereof, or conversion or exchange of Preferred Stock or Debt Securities that, by their terms, are convertible into or exchangeable for Common Stock, the Common Stock will be validly issued, fully paid, and nonassessable;

        (c) following (i) final action of the Board of Directors of the Company authorizing and establishing a series of the Preferred Stock, in accordance with the terms of the Certificate of Incorporation, the Bylaws and applicable law, (ii) filing of an appropriate Certificate of Designation with respect to such Preferred Stock, (iii) effectiveness of the Registration Statement, (iv) final action of the Board of Directors authorizing issuance of such shares of Preferred Stock, and (v) receipt by the Company of the consideration for the Preferred Stock specified in the resolutions of the Board of Directors, the Preferred Stock will be validly issued, fully paid, and nonassessable.

        (d) following (i) effectiveness of the Registration Statement, (ii) due authorization by the Board of Directors of the Company of a Warrant Agreement and the specific terms of the underlying Warrants conforming to the description thereof in the Registration Statement and/or the applicable Prospectus Supplement and delivery of such Warrant Agreement by the Company and the Warrant Agent named therein, (iii) authentication by the Warrant Agent, if any, of Warrants conforming to the requirements of the related Warrant Agreement, and (iv) due execution and delivery on behalf of the Company of such Warrants against payment therefor in accordance with the terms of such Board Action, any applicable underwriting agreement or purchase agreement and the applicable Warrant Agreement and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, and assuming that the terms of the Warrants as set forth in the Warrant Agreement do not violate any law applicable to the


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CIENA Corporation
January 18, 2001
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Company or result in a default under or breach of any agreement or instrument binding upon the Company, the Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

        (e) following (i) effectiveness of the Registration Statement, (ii) due authorization by the Board of Directors of the Company of a Depositary Agreement and the specific terms of the Depositary Shares conforming to the description thereof in the Registration Statement and/or the applicable Prospectus Supplement and delivery of such Depositary Agreement by the Company and the Depositary Trustee named therein, (iii) authentication by the Depositary Trustee, if any, of Depositary Shares conforming to the requirements of the related Depositary Agreement, and (iv) due execution and delivery on behalf of the Company of such Depositary Shares against payment therefor in accordance with the terms of such Board Action, any applicable underwriting agreement or purchase agreement and the applicable Depositary Agreement and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, and assuming that the terms of the Depositary Shares as set forth in the Depositary Agreement do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, the Depositary Shares will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

        To the extent that the obligations of the Company under any Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

        To the extent that the obligations of the Company under any Warrant Agreement may be dependent upon such matters, we assume for purposes of this opinion that the applicable Warrant Agent is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent is duly qualified to engage in the activities contemplated by the Warrant Agreement; that the Warrant Agreement has been duly authorized, executed, and


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CIENA Corporation
January 18, 2001
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delivered by the Warrant Agent and constitutes the valid and binding obligation of the Warrant Agent enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent is in compliance, with respect to acting as a Warrant Agent under the Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent has the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.

        To the extent that the obligations of the Company and the rights of any holder of Depositary Shares under any Deposit Agreement may be dependent upon such matters, we assume for purposes of this opinion that the applicable Depositary is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Depositary is duly qualified to engage in the activities contemplated by the Deposit Agreement; that the Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes a valid and binding obligation of the Depositary enforceable against the Depositary and the Company in accordance with its terms; that the Depositary is in compliance, with respect to acting as a Depositary under the Deposit Agreement, with all applicable laws and regulations; and that the Depositary has the requisite organizational and legal power and authority to perform its obligations under the Deposit Agreement.

        The opinions expressed in Paragraphs (a), (d) and (e) above shall be understood to mean only that if there is a default in performance of an obligation, (i) if a failure to pay or other damage can be shown, and (ii) if the defaulting party can be brought into a court which will hear the case and apply the governing law, then, subject to the availability of defenses and to the exceptions set forth in Paragraphs (a), (d) and (e) the court will provide a money damage (or perhaps injunctive or specific performance) remedy.

        In addition to the qualifications, exceptions and limitations elsewhere set forth in this opinion letter, our opinions expressed above are also subject to the effect of: (i) bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers); and (ii) the exercise of judicial discretion and the application of principles of equity including, without limitation, requirements of good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the applicable agreements are considered in a proceeding in equity or at law).

        This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

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CIENA Corporation
January 18, 2001
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        We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Act.


                                                  Very truly yours,

                                                  /s/ HOGAN & HARTSON L.L.P.

                                                  HOGAN & HARTSON L.L.P.